Exhibit 10.1
AMENDMENT NO. 1 TO
10% SENIOR SECURED CONVERTIBLE DEBENTURE
     THIS AMENDMENT NO. 1 TO 10% SENIOR SECURED CONVERTIBLE DEBENTURE (this “Amendment”) is made as of December 31, 2010 to that certain 10% Senior Secured Convertible Debenture, dated as of December 31, 2009, in the original principal amount of $3,500,000 (the “Debenture”), made in favor of Vision Opportunity Master Fund, Ltd. (“Lender”), by T3 Motion, Inc., a Delaware corporation (“Borrower”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Debenture.
RECITALS
     WHEREAS, Borrower and Lender desire to amend the terms and conditions of the Debenture, in order that, among other things, the maturity date will be extended by three (3) months.
AMENDMENT
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Maturity Date Extension. The maturity date of the Debenture shall be amended from December 31, 2010 to March 31, 2011.
     2. Existing Terms. Except as provided herein, the Debenture shall remain in full force and effect.
     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to 10% Senior Secured Convertible Debenture to be effective as of the date first above written.

Borrower: T3 MOTION, INC.
By:
Ki Nam, Chief Executive Officer

Acknowledged and agreed by Lender: VISION OPPORTUNITY MASTER FUND, LTD.
By:
	Name:	Adam Benowitz
	Title:	Director